EXHIBIT 99.1

MAILLIE, FALCONIERO & COMPANY, LLP
Certified Public Accountants and Business Counselors
PO Box 680
Oaks, PA 19456-0680
610-935-1420

FAX NO.: 610-935-1632



                                                              September 15, 2003



National Energy Services Company, Inc.
3153 Fire Road, Suite 2C
Egg Harbor Township, NJ 08234


Mr. Grillo:

We are unable to forward the financial statements of National Energy Services Company, Inc., as of July 31, 2003 in time for the Company's Form 10-QSB to be filed timely, as we just recently received the information to allow us to perform the review. Thank you for your consideration.


Sincerely,

/s/ Maillie, Falconiero & Company, LLP
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Maillie, Falconiero &Company, LLP